U.S. SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of report (Date of earliest event reported)

                                  June 11, 2002


                              ROYAL PRECISION, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                         (State or Other Jurisdiction of
                          Incorporation or Organization)


       0-22889                                          06-1453896
Commission File Number                      (I.R.S. Employer Identification No.)


    535 Migeon Avenue, Torrington, CT                                   06790
(Address of Principal Executive Offices)                              (Zip code)

                                 (860) 489-9254
              (Registrant's Telephone Number, Including Area Code)



               (Former Name, Former Address and Former Fiscal Year
                         if Changed Since Last Report)

ITEM 9. OTHER INFORMATION.

The Company's quarterly report on Form 10-Q for the quarter ended February 28, 2002 was filed on April 12, 2002 without having been reviewed by an independent auditor, necessitated by a change in auditors from Arthur Andersen LLP to a new firm of independent certified public auditors. There were no material changes as a result of the review made thereafter by Ernst & Young LLP, the Company's new independent certified public auditors.

As of the present date, June 11, 2002, the Company has not closed its books for the fiscal year ended May 31, 2002, but believes that, when closed, the books will show that the Company may not meet certain bank covenants as of May 31, 2002 and for certain future periods. The Company and its bank lender have been discussing potential waivers and amendments to applicable covenants, including changes to covenants with which the Company could be in compliance in the future. The Company is also considering alternative sources of financing. There can be no assurance that the Company will be able to obtain a waiver and amendment of the borrowing agreement covenants, or that the Company will be able to generate cash to reduce borrowings under the agreement. In the event that the Company is unsuccessful in obtaining a waiver and amendment, the Company's financial condition is likely to be materially and adversely affected.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                                         ROYAL PRECISION, INC.

Dated: June 11, 2002                     By /s/ John C. Lauchnor
                                            ------------------------------------
                                            John C. Lauchnor, President